SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 28, 2000

                        1ST ATLANTIC GUARANTY CORPORATION
               (Exact Name of Registrant as Specified in Charter)

         Maryland                     333-41361                54-1322110
(State or Other Jurisdiction   (Commission File Number)     (IRS Employer of
Incorporation)                                              Identification No.)

            7920 Norfolk Avenue, Suite 1150, Bethesda, Maryland 20814
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (301) 656-4200

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Item 5.  Other Events.

                  On March 28, 2000, a Stock Purchase Agreement (the "Agreement") was made and entered into by and among 1st Atlantic Guaranty Corporation ("1st Atlantic"), SBM Certificate Company (the "Company"), and ARM Financial Group, Inc. ("ARM"), which sets forth the terms and conditions of the proposed acquisition by 1st Atlantic of the Company from ARM.

                  The Company, a Minnesota corporation, is a registered investment company under the Investment Company Act of 1940, as amended. It offers for sale and issues face-amount certificates. The transaction is scheduled to close on May 1, 2000, or on such later date as the parties may agree upon.

                  Pursuant to ARM's voluntary petition for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware IN RE: ARM FINANCIAL GROUP, INC. Case No. 99-4430, the acquisition is subject to the approval of the Bankruptcy Court.

                  Additionally, the acquisition is subject to various other terms and conditions. A copy of the Agreement is filed herewith as an exhibit.

Item 7.  Financial Statements, Pro-forma Financial Information and Exhibits.

(c)      Exhibits

         (2) Stock Purchase Agreement dated March 28, 2000 by and among 1st Atlantic Guaranty Corporation, SBM Certificate Company, and ARM Financial Group (Exhibits omitted).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 12, 2000


                                      1ST ATLANTIC GUARANTY CORPORATION

                                      By:        /s/ John J. Lawbaugh

                                      Name:      John J. Lawbaugh

                                      Title:  President

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